UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2011

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2011 (the “Form 8-K”), Tennant Company (the “Company”) announced that Karel Huijser, Vice President, International, would be leaving the Company.  This Form 8-K/A is being filed to supplement the Form 8-K with additional information regarding the terms of Mr. Huijser’s departure from the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 28, 2011, the Company delivered a notice to Karel Huijser, Vice President, International, to commence a 120-day period that will conclude his employment with the Company on October 31, 2011 (“Notice Period”).   Effective June 28, 2011, Mr. Huijser resigned his position as Vice President, International.

(e)  On June 28, 2011, Tennant Company and Tennant N.V., a wholly-owned subsidiary of Tennant Company (collectively, “Tennant”), entered into a Settlement Agreement (“Agreement”) with Mr. Huijser.  The Agreement takes into account those amounts required to be paid under his executive employment agreement (Services Agreement dated August 16, 2006), as well as resolution of payments under Dutch and Belgium law.  In addition, as part of the Agreement, Tennant will reimburse certain of Mr. Huijser’s legal and outplacement expenses.  Pursuant to the terms of the Agreement, Mr. Huijser will receive the following payments (amounts reported have been converted from Euros to U.S. Dollars using the exchange rate of 1.4366 on June 28, 2011):  (i) payment of salary and all current benefits during the Notice Period in the amount of $176,802; (ii) payment of dependent education in the amount of $33,580; (iii) upon submission of receipts, reimbursement for tax handling and advice for certain prior year taxes in the amount not to exceed $11,249; (iv) payment of tax preparation fees for the 2010 and 2011 tax years in an amount not to exceed $10,099; (v) reimbursement of legal fees in connection with the negotiation of the Agreement in an amount not to exceed $17,957; (vi) reimbursement for outplacement or training in an amount not to exceed $28,732; (vii) a lump sum severance payment representing salary and benefits payments for twelve months following the Notice Period in the amount of $456,988; and (viii) a lump sum bonus payment in lieu of any 2011 Short-Term Incentive Plan payment and other negotiated amounts to resolve matters under local Dutch and Belgium requirements in the amount of $626,787.  Under the Agreement, Mr. Huijser agreed to release Tennant from any and all legal claims arising from his employment or the termination.

The Agreement (which has been translated into English) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed herewith:

    10.1  Settlement Agreement between Tennant Company, Tennant N.V. and Carolus Hubertus Huijser dated June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: July 1, 2011	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary